UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025 (May 12, 2025)

Tectonic Financial, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38910	82-0764846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Dallas Parkway, Suite 190
Dallas, Texas 75248

(Address of principal executive offices) (Zip Code)

(972) 720-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series B preferred stock, par value $0.01 per share	TECTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of David Clifford as President of the Company

Tectonic Financial, Inc. (the “Company”) issued a press release today announcing the appointment of Mr. David Clifford as President of the Company, effective May 12, 2025. Mr. Clifford is assuming the role of President from Mr. A. Haag Sherman, who will continue to serve as Chief Executive Officer and a director of the Company, Chief Executive Officer and a director of the Company’s wholly owned subsidiary, T Bancshares, Inc. (“TBI”), and Chief Executive Officer and a director of TBI’s wholly owned subsidiary, T Bank, National Association (the “Bank”).

Mr. Clifford, age 47, has served as Chief Operating Officer of the Company since November 14, 2023 and President of Small Business Administration of the Bank since December 2024. Prior to such date, he had served as Chief Strategy Officer of the Company since January 1, 2018. Before joining the Company, from 2004 through 2011, Mr. Clifford served as the Director of Marketing and Intermediary Services at Salient Partners, LP (“Salient”) and was responsible for retail sales and distribution efforts. Mr. Clifford also served as the Head of Salient’s Sales and Distribution Platform, where he assisted in the development and marketing of alternative investment programs. Mr. Clifford began his career as an Associate and Consultant in the Helsinki, Finland office at McKinsey & Company (“McKinsey”). While at McKinsey, Mr. Clifford focused on serving high technology and telecommunications companies in the Nordic region. Mr. Clifford has a Bachelor of Business Administration in Finance from the University of Texas at Austin and a Masters of Business Administration from the Helsinki School of Economics.

The Company has not entered into any material plan, contract or arrangement to which Mr. Clifford is a party or in which he participates in connection with his appointment as President. In the event of such a material plan, contract or arrangement, the Company will file an amendment to this report within four business days thereof. There is no family relationship between Mr. Clifford and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions between the Company and Mr. Clifford that are reportable pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on May 14, 2025 in connection with Mr. Clifford’s appointment as President of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

(c)	Appointment of Michelle Baird as Chief Financial Officer of the Company

The Company issued a press release today announcing the appointment of Ms. Michelle Baird as Chief Financial Officer of the Company, effective May 12, 2025. Ms. Baird is assuming the role of Chief Financial Officer from Mr. Ken Bramlage, who will continue to serve as Chief Financial Officer of the Bank.

Ms. Michelle Baird, age 58, has served as Executive Vice President of the Company since May 2021. She has also served as Chief Financial Officer of the Company’s wholly owned subsidiary, Tectonic Advisors, LLC, since January 1, 2018. Prior to her roles with the Company, she held various roles at Cain Watters & Associates, LLC a comprehensive financial services firm serving dental practices (“Cain Watters”) since November 1997. Originally an employee in the Cain Watters Tax Department, Ms. Baird eventually established her own management, tax and accounting firm that provided support services to Cain Watters and other affiliates, which included the Company. Ms. Baird began her career as a tax associate with a large regional public accounting firm. Ms. Baird is a graduate of University of Texas in Arlington and a Certified Public Accountant. She uses her financial proficiency in serving on the Board of Directors of the 3to1 Foundation, a public charity dedicated to the financial education of people of all ages with a focus on young adults (the “Foundation”), and has been involved with the Foundation since its inception.

The Company has not entered into any material plan, contract or arrangement to which Ms. Baird is a party or in which she participates in connection with her appointment as Chief Financial Officer. In the event of such a material plan, contract or arrangement, the Company will file an amendment to this report within four business days thereof. There is no family relationship between Ms. Baird and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions between the Company and Ms. Baird that are reportable pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on May 14, 2025 in connection with Ms. Baird’s appointment as Chief Financial Officer of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are included with this Current Report on Form 8-K:

99.1:	Press release, dated May 14, 2025, announcing appointment of Mr. David Clifford as President and Ms. Michelle Baird as Chief Financial Officer of Tectonic Financial, Inc.

104:	Cover Page Interactive Data File (imbedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2025	TECTONIC FINANCIAL, INC.

	By:	/s/ A. Haag Sherman
	Name:	A. Haag Sherman
	Title:	Chief Executive Officer

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